Exhibit 4.42

Convenience translation to English. Original in Spanish

Loan Contract

Between

Bancolombia S.A.

(“Lender”)

and

Ecopetrol S.A.

(“Borrower”)

Bogotá D.C., March 17, 2023

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Loan Contract
Ecopetrol S.A.
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List of Annexes

Annex I	-	Certificate of Existence and Legal Representation of Bancolombia S.A.
Annex II (a)	-	Certificate of Existence and Legal Representation of the Borrower
Annex II (b)	-	Certification from the Borrower’s Board of Directors dated December 9, 2022
Annex II (c)	-	Resolution No. 0655 of march 16, 2023 of the Ministry of Finance and Public Credit

List of Formats

Format A	-	Promissory Note Model
Format B	-	Disbursement Request Form
Format C	-	Active Operation Addendum

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Loan Contract
Ecopetrol S.A.
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Loan Contract

Among the signed, namely:

i.

Ecopetrol S.A., created by the authorization of Law 165 of 1948, through Decree 0030 of 1951, a mixed economy company, of a commercial nature, with its principal domicile in Bogotá D.C., organized as a corporation by virtue of Law 1118 of 2006, of the national order and linked to the Ministry of Mines and Energy, identified with NIT 899.999.068-1 (hereinafter the “Borrower”), represented in this act by Jaime Eduardo Caballero Uribe, of legal age, identified as it appears at the bottom of his or her signature, in his or her capacity as legal representative as stated in the certificate of existence and representation issued by the Chamber of Commerce of Bogotá D.C (Annex II (a)) and in accordance with the authorizations granted by the Board of Directors of ECOPETROL S.A. at its ordinary session of September 23, 2022 (Annex II (b)); and in accordance with the authorization given by the Ministry of Finance and Public Credit, through Resolution No. 0655 of march 16, 2023 (Annex II (c)) documents that are an integral part of this Loan Agreement.

ii.

Bancolombia S.A., a financial institution, legally constituted by Public Deed number 388, executed on January 24, 1945 before the First Notary of the Notarial Circle of Medellín, Antioquia, and currently existing in accordance with the laws of the Republic of Colombia, with principal address in the city of Medellín, Antioquia, identified with NIT 890.903.938-8 (hereinafter “Lender” and, jointly with the Borrower, the “Parties”), represented herein by Juan Manuel Hernández Forst, of legal age, identified as it appears at the bottom of his signature, in his capacity as legal representative duly authorized for such purposes, as stated in the certificate of existence and representation issued by the Financial Superintendence of Colombia, which is an integral part of this Loan Agreement (Annex I);

We have resolved to enter into this committed credit facility agreement (the “Borrowing Agreement”), which will be governed by the following:

Clauses

I.The Loan (Committed Credit Line)

1.1	Purpose and Amount

By virtue of the provisions of this Borrowing Agreement, the Lender undertakes to grant the Borrower a non-rotating committed line of credit, up to a maximum amount of ONE TRILLION COLOMBIAN LEGAL PESOS (COP$1,000,000,000,000.00) (the “Financing”), which may be disposed of by the Borrower through one or more disbursements (the “Disbursements”).”), from the date of signature of the Borrowing Agreement through December 16, 2024 inclusive (the “Availability Period”). For all purposes, this Borrowing Agreement constitutes a committed line of credit and under no circumstances shall it be understood as a revolving credit quota, so the Lender may only make Disbursements up to the

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maximum amount of the Financing, provided that the Borrower requests them within the Availability Period.

1.2	Destination of the Financing

The Borrower will use the proceeds of the Financing to pay commitments arising from the Borrower’s existing credit obligations.

Paragraph: The Borrower’s credit obligations, financial debt obligations through credits with banks, local and international bond issuances, or any other debt of the Borrower.

1.3	Disbursement

Each of the Financing Disbursements will be made by the Lender within the number of business days indicated in the table included in this Section, depending on the amount of the respective Disbursement, from the fulfilment, by the Borrower, of the preceding conditions stipulated in Clause V of this Loan Agreement.

The table of days applicable to each Disbursement is as follows:

Range	Maximum number of calendar days
0 – 300,000 million	15
300,001 million – 600,000 million	20
600,001 million – 1 trillion	30

At the end of the Availability Period without the Borrower having requested any Disbursement or, having requested it, has not complied with the conditions precedent in the terms of this Borrowing Agreement, the Lender’s obligation with respect to the execution of any Disbursement shall cease, unless agreed in writing between the Parties, and prior authorizations, among which is that of the Ministry of Finance and Public Credit – General Directorate of Public Credit and National Treasury.

Paragraph: The Borrower will grant a promissory note in favor of the Lender for each Disbursement received in the development of this Loan Agreement in which the financial conditions such as the interest rate and form of payment will be stated, among others, in accordance with the model that appears as Form A of this Loan Agreement.

1.4	Financing Terms

The Financing granted under this Borrowing Agreement will be governed by the following terms:

(a)Currency. The Lender will make one or more Disbursements in favor of the Borrower in Colombian legal currency, up to the maximum amount of the Financing, and the payment of the

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obligations arising from this Loan Agreement by the Borrower will be made in this same currency.

(b)Term. The Borrower shall repay the Financing to the Lender within five (5) years from the date the first Disbursement occurs.

(c)Amortization of the Capital. The Borrower must pay the entire unpaid principal of the Financing in a single installment on the date on which the fifth anniversary occurs from the date on which the first Disbursement occurs, i.e. at maturity.

(d)Remunerative Interest. During the Term, the Borrower will pay remunerative interest on the balance of the principal owed under this Borrowing Agreement (the “Remunerative Interest”), settled at the IBR Rate with a trading period of six (6) Months (“IBR 6 MONTHS”) certified by the Bank of the Republic, or the entity that takes its place, with two decimal places (0.00%) added to an applicable margin (spread) annual nominal year of 5.82%, with four decimal places (5.8200%) (IBR 6 MONTHS + 5.8200% Annual Nominal Semester Overdue and will be payable in its equivalent semester in arrears). In each semester, the Remunerative Interest will be adjusted taking into account the IBR 6 MONTHS in force on the start date of each Interest Period increased by the same applicable margin indicated above. The Remunerative Interest will be calculated on a basis of one year of three hundred and sixty (360) days and days effectively elapsed in the calculation period (CURRENT/360). The calculation of the Remunerative Interest (IBR 6 MONTHS in force + spread) must be truncated to four decimal places (0.0000%). For the first payment of Remunerative Interest, the IBR 6 MONTHS rate in force on the date corresponding to the first Disbursement will be taken. The Banking Reference Indicator (IBR) is a short-term reference interest rate in the Colombian interbank market, published by Banco de la República. In the event that the IBR rate is eliminated, the indicator that replaces it will be taken as the basis for settlement.

(e)Availability Period. The Borrower may dispose of the resources derived from the Financing, through one or more Disbursements, from the date of signing the Loan Agreement until December 16, 2024, inclusive.

(f)Dates of Payment of Remunerative Interest. The Borrower shall pay semi-annually, on each of the Payment Dates, the Remunerative Interest accrued during the respective Interest Period. The first payment of Remunerative Interest will be made on the First Payment Date. For all purposes under this Loan Agreement, “First Payment Date” shall be understood as the date on which six (6) months are completed, counted from the date on which the first Disbursement occurs. Subsequent payment dates will occur every six (6) months from the First Payment Date (each, a “Payment Date”), regardless of the date on which Disbursements subsequent to the first Disbursement are made. In addition, “Interest Period” means any six (6) month period beginning on a Payment Date and ending on the day (business or otherwise) immediately preceding the next Payment Date (except for the first Interest Period, which begins on the date the first Disbursement is made and ends on the day (business or otherwise) immediately preceding the First Payment Date). For clarity, the Payment Dates set forth herein shall not be affected or modified in any way by the dates on which Disbursements are made under this Borrowing Agreement, other than the first Disbursement.

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(g)Default Interest. If payment of the principal due in accordance with this Borrowing Agreement is not made on the due date, the Borrower shall recognize and pay to the Lender default interest on the amount of the principal in default and for each day of delay from the day of the default until the day on which such amount is actually paid, to the rate of Remunerative Interest plus two percentage points (2%), without exceeding in any case the maximum rate allowed by law, calculated on a CURRENT/360 basis, according to which real calendar days are taken in the period of calculation of Default Interest and assumes years of 360 days, without prejudice to the corresponding legal collection actions.

(h)Expirations on days other than one business day. Any payment or fulfillment of any obligation arising from this Loan Agreement that must be made on days other than a business day must be understood to have been validly made on the first following business day, without this fact causing any delay or surcharge or accruing interest during the Payment Date and the day on which the payment is actually made.

(i)Place and method of payment. Payments for principal and interest shall be made on the dates provided for in this Borrowing Agreement and, at the Borrower’s option, shall be made to the bank account designated by the Lender for such purpose, no later than ten (10) business days prior to the respective Scheduled Payment Date, or through a debit order from an account in the Borrower’s name at Bancolombia S.A.

1.5	Voluntary Advance Payments

(a)The Borrower may at any time prepay all or part of the amounts outstanding under this Borrowing Agreement. Such advance payment will not generate the payment of any penalty, penalty, premium or any cost. In any case, the Borrower must notify the Lender of its intention to make an advance payment at least thirty (30) calendar days prior to the scheduled date of such payment.

(b)The parties agree to maintain the confidentiality of such Voluntary Advance Payments until such time as the Lender confirms to the Borrower receipt of such payments.

1.6	Availability Fee

As of the date of signing this Loan Agreement, the Borrower will pay, in favor of the Lender, an availability fee equivalent to 0.025% nominal annual month in arrears plus VAT settled on the amount of the Financing not disbursed. This commission will be due per semester in arrears and is payable semi-annually in arrears during the Availability Period. The settlement of this commission will be calculated on a CURRENT/360 basis. Upon the first Disbursement, this fee will be paid on the Payment Dates (as that term is defined in Section 1.4(f) of Clause I of this Borrowing Agreement). After the Availability Period ends or when all of the Financing has been disbursed, whichever comes first, the Borrower shall not be required to pay an Availability Fee to the Lender.

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II.Obligations of the Borrower

During the term of the Borrowing Agreement, the Borrower shall comply with the following obligations, in addition to those contained in other clauses of this document:

(a)Execute a Promissory Note corresponding to each Disbursement in favor of the Lender in accordance with Form A (“Promissory Note”) of this Borrowing Agreement, as provided in Section 4.2 of this Borrowing Agreement;

(b)Deliver to the Lender the documents necessary to prove compliance with the foregoing conditions as provided in Clause V of this Loan Agreement, as required in accordance with the provisions of Sections 4.1 and 4.2 of this Loan Agreement, as the case may be;

(c)To make the payment of the principal and interest on the outstanding principal, as well as all collection expenses, if any, under the terms and conditions of this Loan Agreement; y

(d)Use the resources that are disbursed in the development of this Loan Agreement, solely and exclusively for the purposes established in Section 1.2. of this Loan Agreement.

III.Lender Obligations

During the term of the Loan Agreement, the Lender shall comply with the following obligations, without prejudice to those contained in other clauses of this document:

(a)Make each Disbursement in accordance with Section 1.3. of this Loan Agreement;

(b)To keep the Financing available to the Borrower during the Availability Period, as set forth in this Borrowing Agreement; y

(c)Comply with applicable laws, in such a way that the conditions agreed in this Loan Agreement are not altered.

IV.Conditions Precedent to Disbursements

4.1	Conditions Precedent to the First Disbursement

In addition to the fulfillment of the conditions set forth in Section 4.2 of this Borrowing Agreement, for the purposes of the first Disbursement only, the Borrower shall provide the Lender with the following documents at least the number of calendar days prior to the respective Disbursement, as applicable in accordance with the amount requested, in accordance with the table set forth in Section 1.3 of this Borrowing Agreement:

(a)Original of this Loan Agreement duly signed by the Parties;

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(b)Proof of the registration of this Loan Agreement in the Public Debt System (Single Database), of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, in compliance with the provisions of Article 16 of Law 185 of 1995, amended by Article 13 of Law 533 of 1999;

(c)Proof of the inclusion of this Loan Agreement in the Electronic System for Public Procurement – SECOP;

(d)Copy of the application for registration of this Loan Agreement with the competent Comptroller’s Office; y

(e)Photocopy of the Resolution of the Ministry of Finance and Public Credit authorizing the execution of this Loan Agreement.

4.2	Conditions Precedent to All Disbursements

In order for the Lender to be able to make each of the Disbursements in development of this Borrowing Agreement (including the first one), it is necessary for the Borrower to provide the following documents and to comply with the following conditions, at least the number of calendar days prior to the respective Disbursement, according to those that correspond according to the amount requested, in accordance with the table set forth in Section 1.3 of this Loan Agreement:

(a)Promissory note signed and completed, to the order of the Lender, that supports the payment obligations originated under each Disbursement of the Financing, in accordance with Form A;

(b)Disbursement request form in accordance with the model provided for in Form B of this Loan Agreement; and

(c)The Active Operation Annex completed and signed, in accordance with Form C.

(d)Document stating that the person signing the promissory note and the request for disbursement has the authority to do so.

4.3	Disbursement Authorization

In accordance with Sections 4.1 and 4.2 above, once the Lender has verified compliance with the foregoing conditions, the Lender will make the respective Disbursement in accordance with the request made by the Borrower for such purposes.

V.Events of Non-Compliance

5.1	Events of Non-Compliance

The following constitute events of default by the Borrower, which, once duly evidenced, will have

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the consequences discussed in Section 5.2 below:

(a)A delay of more than thirty (30) calendar days in the payment of the sums owed by the Borrower to the Lender for principal or interest in the development of this Loan Agreement;

(b)Failure to perform any of the obligations of this Borrowing Agreement other than as described in paragraph (a) of this Section, which are not cured within sixty (60) business days of Lender’s written notice to Borrower;

(c)The change of destination by the Borrower of the resources disbursed by the Lender established in Section 1.2 of this Loan Agreement; y

(d)The existence of an administrative or judicial decision, notified to the Borrower, final, final, and final, not subject to any appeal and duly enforceable, that makes it impossible for the Borrower to respond in a timely manner for the obligations arising from this Loan Agreement, unless the Borrower, within thirty (30) calendar days following the date of notification of the respective administrative or judicial decision, delivers a certification signed by its legal representative, stating that such decision does not make it impossible for the Borrower to respond in a timely manner with its obligations under this Loan Agreement, and such statement is duly accredited with the Borrower’s Financial Statements.

5.2	Early Term Expiration

When any of the Default Events referred to in Section 5.1 above occur and are duly evidenced (the “Default Events”), the Lender may declare the term of this Borrowing Agreement to have expired early upon completion of the cure periods established in each case and require immediate payment of the outstanding balances, including Remunerative Interest.

The declaration of early expiration of the term will be subject to the following rules:

(a)In accordance with the provisions of Section 5.1 of this clause, once the Lender becomes aware that any of the Default Events that give rise to the declaration of the expiration of the term has occurred and once the cure periods established in each case have expired, it may declare, upon written notice to the Borrower, the early expiration of the term and demand the immediate payment of all the sums owed by the Borrower in development of this Loan Agreement.

(b)The declaration of early maturity by the Lender under the terms of this clause shall not require a complaint, claim, protest or additional requirement of any nature.

5.3	Effects of Time Acceleration

Once the early expiration of the term has been declared, the Lender may take the necessary steps to initiate a judicial or pre-judicial collection process aimed at claiming the amounts pending payment from the Borrower. In the event of judicial collection, the Borrower shall be responsible for the sums determined

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by the competent judge. In the event of an out-of-court collection, the Lender shall submit to the Borrower for payment a detailed, supported and justified account of all sums due.

VI.Completion

6.1	Grounds for Termination

The following shall be grounds for termination of the Loan Agreement:

(a)The mutual agreement between the Parties.

(b)The expiration of the Availability Period set forth in Section 1.1 of this Borrowing Agreement without the Borrower having requested any disbursement from the Lender.

(c)The payment of all the sums due by the Borrower, when it has requested disbursements under the conditions provided for in the Loan Agreement.

(d)For the others established in the Loan Agreement and/or in the law.

VII.Miscellaneous

7.1	Assignment

The Parties may only assign this Loan Agreement or the Promissory Notes that are subscribed in development thereof, with the prior written consent of the other Party, which may not be denied without just cause. In the event of assignment of this Loan Agreement, the Lender shall notify the Ministry of Finance and Public Credit of the assignment. In the event that such assignment involves modifications to this Loan Agreement, such assignment shall be subject to the prior approval of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

7.2	Stamp Duty

This Loan Agreement and the Promissory Notes that are subscribed in development of it, are exempt from the National Stamp Tax as they constitute a public credit operation, in accordance with the provisions of numeral 14 of article 530 of the Tax Statute, modified by article 8 of Law 488 of 1998.

7.3	Notifications

Any notice, communication or request to be addressed by the parties under this Loan Agreement shall be in writing and shall be deemed to have been given from the time the corresponding document is received by the addressee at the respective address indicated below:

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The Borrower:	Carrera 13 # 36 – 24, Bogotá D.C. Atn. Capital Markets Management investors@ecopetrol.com.co

The Lender:	Attn: Arturo Correa Garcés Email: arcorrea@bancolombia.com.co Address: Av. carrera 11 No. 91-42 Piso 6 Edificio FIC9211, Bogotá D.C.

7.4	Disqualifications and Incompatibilities

The Lender declares that it is not involved in any of the causes of incapacities and incompatibilities established in the applicable laws, to sign and comply with this Loan Agreement.

7.5	Non-exclusivity

The Parties declare and acknowledge that there is no obligation of exclusivity between them. In this sense, the Borrower may contract the services subject to this Loan Agreement with other lenders and the Lender is authorized to provide the services subject to this Loan Agreement to other borrowers, without penalty or prior requirement of any kind.

7.6	Application of Payments

The payments made by the Borrower in the development of this Loan Agreement will be charged in the following order: first to the default interest, if any, second to Remunerative Interest, third to overdue capital, fourth to the prepayment of the Financing.

7.7	Confidentiality

Without prejudice to compliance with the obligations arising from Law 1712 of 2014, Law 1755 of 2015, others that modify or complement them and/or those that provide for duties to provide information to third parties in the head of the Borrower, in its capacity as a public entity, the Parties agree to maintain the confidentiality of all information provided by the Borrower in development and on the occasion of this Loan Agreement. Notwithstanding the foregoing, Lender and Borrower may disclose such information to: (i) their own administrators, employees or agents, including accountants, legal advisors and other advisors, with the understanding that any person to whom it is disclosed should be advised by Lender of its confidentiality and the need to preserve its confidentiality; (ii) to judicial or administrative entities that request it in the exercise of their legal functions; and (iii) any assignee, provided that the assignment has been made under the terms established in the Loan Agreement.

Any person who is required to maintain the confidentiality of information under this clause shall exercise the same degree of diligence and care in maintaining the confidentiality of the information as if it

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were his or her own confidential information.

7.8	Anti-fraud and anti-corruption, ethics and conduct in business:

The Parties that sign this Loan Agreement assume and act on the basis that all contractual relationships, including those businesses that are not completed or are considered as terminated by the other Party, will be based at all times on practices based on transparency, anti-fraud and anti-corruption principles, ethics, honesty, integrity and adherence to legality. Failure to comply with this principle entitles the party to be exonerated from any type of liability for the damages or losses, duly proven, that are caused to third parties and to the party in default, which is even obliged to repair the damages or losses caused to the party that is complied with.

The Parties declare that they are aware of the local and international anti-corruption and anti-bribery provisions, (“Anti-Bribery and Anti-Corruption Regulations of the Public Sector”), such as Law 1474 of 2011, the FCPA Law and the Anti-Bribery Act. In consideration of the foregoing, the Parties undertake to know and abide by the Anti-Bribery and Anti-Corruption Regulations, refraining from engaging in conduct that violates them. Failure to comply with the obligation contained in this clause shall constitute grounds for immediate termination of this contract without any breach and without any compensation.

Paragraph: The Lender expressly states that it is aware of the Borrower’s Code of Ethics and Transparency and that in turn the Borrower is aware of the Code of Good Governance and the Lender’s Ethics and Conduct Manual, and that by virtue of this Loan Agreement each party undertakes to comply with their respective manuals and documents.

7.9	Compliance with Money Laundering Control Regulations

The Parties, by signing this Loan Agreement, hereby certify that they comply with the applicable Money Laundering, Corruption and Terrorist Financing regulations according to their legal regime.

Without prejudice to compliance with the rules for the protection of Habeas Data and/or non-public personal data, the Parties may at any time cross-reference the information in their databases with international and local public lists on persons related to Money Laundering, Corruption and Financing of Terrorism. Whenever positive coincidences are obtained, the pertinent decisions will be taken taking into account its Policies for the Prevention and Control of Money Laundering, Corruption and Terrorist Financing and the current rules on the protection of non-public personal data.

7.10	Improvement and Publication

In accordance with the provisions of Article 2.2.1.5.8 of Decree 1068 of 2015, this Loan Agreement is perfected with the signature of the Parties. The Borrower must publish this Loan Agreement in the Electronic System for Public Procurement – SECOP administered by the National Public Procurement Agency – Colombia Compra Eficiente, in accordance with the provisions of Article 223 of Decree 019 of 2012, or those regulations that modify or replace them.

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7.11	Modification

Any modification of this Loan Agreement requires (i) the prior express written agreement of the Parties; and (ii) the prior written approval of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit in accordance with the provisions of the regulations in force.

7.12	Registration with the Office of the Comptroller General of the Republic

The Borrower undertakes to register this Loan Agreement with the Office of the Comptroller General of the Republic, in accordance with the provisions of Article 43 of Law 42 of 1993 and Article 33 of Organic Regulatory Resolution No. 0035 of April 30, 2020 of the Office of the Comptroller General of the Republic or the one that modifies it, Complement and/or repeal.

7.13	Nullities

Any provision of this Loan Agreement that is for any reason ineffective, void, invalid or unenforceable shall not void, invalidate or render unenforceable the other provisions of this Loan Agreement.

7.14	Inclusion in the Public Debt System

Prior to the first Disbursement of this Loan Agreement, the Borrower must send a photocopy of this Loan Agreement to the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, requesting its inclusion in the Public Debt System (Single Database), in compliance with the provisions of Article 16 of Law 185 of 1995 (amended by Article 13 of Law 533 of 1999).

7.15	Applicable Law and Jurisdiction

This Loan Agreement and any Disbursement made subject thereto shall be governed by, construed and executed in accordance with the applicable laws of the Republic of Colombia and shall be subject to the jurisdiction of the courts of the Republic of Colombia.

This Loan Agreement was prepared in 2 originals of the same tenor and one of them will be delivered to the Borrower.

For the record of all the above, it is signed in the city of Bogotá D.C. on [●] (●) of [●] of two thousand twenty-three (2023).

[Signature pages follow]

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Signature Sheet

Loan Contract

Ecopetrol S.A.

Ecopetrol S.A.

Name: Jaime Eduardo Caballero Uribe
Identification: 72,198,724
Position: Finance and Value Added Vicepresident

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Signature Sheet

Loan Contract

Ecopetrol S.A.

Bancolombia S.A.

Name: Juan Manuel Hernández Forst
ID: C.C. 15.349.723
Position: Vice President Commercial Large Corporates

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Annex I

Certificate of Existence and Legal Representation of Bancolombia S.A.

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Annex II (a)

Certificate of Existence and Legal Representation of the Borrower

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Annex II (b)

Certification from the Borrower’s Board of Directors dated November 9 of two thousand twenty-two (2022)

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Annex II (c)

Resolution No. 0655 of march 16, 2023 of the Ministry of Finance and Public Credit

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Format A

Promissory Note Model

Promissory Note No. Amount: $[●]

Remunerative Interest: IBR 6 MONTHS + [●]%

ECOPETROL S.A., a commercial mixed economy company, with its principal domicile in the city of Bogotá D.C., organized as a public limited company, of the national order and linked to the Ministry of Mines and Energy, identified with NIT 899.999.068-1 (hereinafter “Borrower”), represented in this act by [●],1 of legal age, identified with citizenship card No. [●] of [●], acting in its capacity as [●] in accordance with [●], and in accordance with the authorization given by the Ministry of Finance and Public Credit through Resolution No. [_] of [_] of [_] of [_] of 2023, by virtue of this Promissory Note, in accordance with the provisions of the committed credit line agreement, dated [●] of [●] of 2023 (hereinafter, the “Loan Agreement”), undertakes to pay unconditionally to the order of BANCOLOMBIA S.A., hereinafter referred to as the “Lender”, or to whoever represents its rights, at its offices in the city of Bogotá D.C., the sum of [●] pesos Colombian legal currency (COP$●), received as a mutual under the Loan Agreement, within five (5) years of [●] of [●] of [●] (the “Date of First Disbursement”). The Borrower shall pay the aforementioned sum in a single (1) installment to principal for a value of [●] pesos Colombian legal currency (COP$●), and shall make such payment on [●] of [●] of [●]. During the term, on the Payment Dates, the Borrower will pay remunerative interest on the principal owed (the “Remunerative Interest”), settled at the IBR 6 MONTHS rate certified by the Bank of the Republic, or the entity that takes its place, with two decimal places (0.00%) added to an applicable margin (spread) of 5.82%, with four decimal places (5.8200%) and will be payable in its equivalent semester in arrears. In each semester, the Remunerative Interest will be adjusted taking into account the IBR 6 MONTHS in force on the start date of each Interest Period increased by the same applicable margin indicated above. Remunerative Interest will be calculated on a CURRENT/360 basis, according to which actual calendar days are taken in the calculation period of Remunerative Interest and assumes years of 360 days. The calculation of the rate (IBR 6 MONTHS in force + spread) must be truncated to four decimal places (0.0000%). For the first payment of Remunerative Interest, the IBR 6 MONTHS rate in force on the date corresponding to the first Disbursement will be taken. The Banking Reference Indicator (IBR) is a short-term reference interest rate in the Colombian interbank market, published by Banco de la República. In the event that the IBR rate is eliminated, the indicator that replaces it will be taken as the basis for settlement. The first payment of Remunerative Interest will be made on the First Payment Date. In addition, “Interest Period” means any six (6) month period beginning on a Payment Date and ending on the day (business or not) immediately preceding the next Payment Date (the foregoing, except in the case of the first Interest Period, which begins on the date on which the first Disbursement under the Borrowing Agreement was made and ends on the day (business or not) immediately preceding the to the First Payment Date). If payment of the principal due under this Promissory Note is not made on the due date, the Borrower shall recognize and pay default interest on the amount of the principal in arrears and, for each day of delay from

1 This document will be signed by the legal representative identified in this document, or by any person who has authorizations for this purpose at the time of its signing.

ECP-INFORMACION PUBLICA

Loan Contract
Ecopetrol S.A.
 – Confidential –

the day of the default until the day on which such amount is actually paid, at a rate corresponding to the rate of Remunerative Interest plus two percentage points (2%), without exceeding in any case the maximum rate allowed by law, calculated based on a year of 360 days, without prejudice to the corresponding legal actions for collection. The Default Interest will be calculated on a CURRENT/360 basis, according to which real calendar days are taken in the calculation period of Late Interest and assumes years of 360 days.

The Lender, upon written notice to the Borrower and without the need for any court order, may declare the outstanding term for payment under the Borrowing Agreement expired and require immediate payment of the outstanding balances, including Remunerative Interest, in the following cases provided that it is duly evidenced: (i) delay of more than thirty (30) calendar days in the payment of the sums owed by the Borrower to the Lender for capital or interest in the development of the Loan Agreement; (ii) the breach of any of the obligations of the Loan Agreement other than that described in paragraph (i) above, which are not remedied within sixty (60) business days from the written notice of the Lender to the Borrower; (iii) the change of destination by the Borrower of the resources disbursed by the Lender under the Loan Agreement; (iv) The existence of an administrative or judicial decision, notified to the Borrower, final, final, and final, not subject to any appeal and duly enforceable, that makes it impossible for the Borrower to respond in a timely manner for the obligations arising from the Credit Agreement, unless the Borrower, within thirty (30) calendar days following the date of notification of the respective administrative or judicial decision, delivers a certification signed by its legal representative, in which it is stated that such decision does not make it impossible for the Borrower to respond in a timely manner with its obligations under this Loan Agreement, and such statement is duly accredited with the Borrower’s Financial Statements. The declaration of early maturity by the Lender shall not require a complaint, claim, protest or additional requirement of any nature. The Borrower may at any time prepay all or part of the amounts outstanding under this Promissory Note and such advance payment will not result in the payment of any penalty, penalty, premium or cost whatsoever. In any case, the Borrower shall notify the Lender of its intention to make an advance payment at least thirty (30) calendar days prior to the scheduled date of such payment. Any payment or fulfillment of any obligation arising from this Promissory Note that must be made on days other than a business day, or a bank closing day according to Colombian law, must be understood to have been validly made on the first following banking business day without this circumstance causing any delay or surcharge. The payments made in the development of this promissory note will be applied first to the interest on moratoriums if any, second to Remunerative Interest, third to overdue capital, fourth to the prepayment of the obligation.

This Promissory Note is signed pursuant to the Loan Agreement, and may not be assigned, endorsed or otherwise transferred by the Lender without the prior written consent of the Borrower, which may not be withheld without just cause, and in any case (i) subject to the prior written approval of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit in the event of a written in which the assignment involves modifications to the Loan Agreement, or (ii) notifying the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the assignment in the event that the assignment does not make modifications to the Loan Agreement. In accordance with the provisions of numeral 14 of article 530 of the Tax Statute, this security does not

ECP-INFORMACION PUBLICA

Loan Contract
Ecopetrol S.A.
 – Confidential –

generate the payment of stamp duty.

This Promissory Note is signed in the city of Bogotá on the day      of           of        .

ECOPETROL S.A.
[INSERT NAME]
[INSERT SIGNATORY STATUS LEGAL REP/SPECIAL ATTORNEY, ETC] [INSERT ID NO.

ECP-INFORMACION PUBLICA

Loan Contract
Ecopetrol S.A.
 – Confidential –

Format B

Disbursement Request Form

BANCOLOMBIA S.A.

Calle 31 No. 6 - 87

In order to comply with clause V of the General Corporate Credit Facility Borrowing Agreement (the “Agreement”) dated [●] [●] [●], entered into between ECOPETROL S.A. (the “Borrower”), and BANCOLOMBIA S.A. (the “Lender”), the Borrower hereby irrevocably requests the Lender to make no later than [●] [●] [●] a disbursement of the funds of the Agreement for a amount of [●] (the “Disbursement”). The terms used herein shall conform to the definitions thereof set forth in the Agreement.

Disbursed funds must be deposited in accordance with the following instructions: [include instructions]

By signing this application, the Borrower declares that to date it has complied with and observed all the obligations, requirements and covenants contained in the Agreement.

IN WITNESS WHEREOF the undersigned, being a duly authorized representative of the Borrower, has executed and delivered this Disbursement Request on behalf of the Borrower, on [ of                    de ].

[Sign on this line]

Name: [                ] Position: [               ] Date: [         ]

ECP-INFORMACION PUBLICA

Loan Contract
Ecopetrol S.A.
 – Confidential –

Format C

Active Operation Addendum

ECP-INFORMACION PUBLICA

Loan Contract
Ecopetrol S.A.
 – Confidential –

ACTIVE OPERATION ANNEX

CLIENT: Ecopetrol S.A.	C.C. or NIT: 901.132.307	DEADLINE: [●]
BRANCH: C.SER. EMP. BOGOTA	VALUE: [●]	PORTFOLIO CLASSIFICATION:
PLAN TYPE: ILO	TYPE OF OPERATION: Operation	Business Loan
ECONOMIC DESTINATION: OTHERS	Specific to Portfolio.	FREQUENCY OF INTEREST PAYMENTS:
MODALITY: Expired	FREQUENCY OF CAPITAL PAYMENT:	[●]
%VARIABLE RATE: [●]	At maturity	NOMINAL INTEREST RATE
GRACE PERIOD: [●]	LOAN DESTINATION:	TODAY: [●]
Date of application: [●]	Exempt Other yes	ADDITIONAL POINTS: [●]
	VARIABLE RATE CODE: IBR	INTEREST RATE ON ARREARS TODAY:
	NASV to three (6) months	[●]
	INTEREST RATE EFFECTIVE TODAY:	WARRANTY CLASS: Warranty
	[●]%	Personal
F. MATURITY: [●]

The prepayment conditions, the rights of BANCOLOMBIA S.A. in the event of default by the Debtor, as well as all the terms of this financing were agreed upon in the loan agreement, signed on [●] of [●] of 202[●], of which this annex of Active Operation is part.

AUTHORIZATION OF DISBURSEMENT

WE AUTHORIZE THE NET PROCEEDS OF THE DISBURSEMENT TO BE CREDITED TO:

[●]

DEBTOR’S SIGNATURES:

Ecopetrol S.A. Nit [●]

“We certify that based on recent information we have reviewed the financial and commercial situation of the company, having found it satisfactory. Consequently, we authorize the present disbursement.”

ECP-INFORMACION PUBLICA